Exhibit 99.1

FOR IMMEDIATE RELEASE

NORTHWEST AIRLINES REPORTS FOURTH QUARTER RESULTS

EAGAN, MINN. – (January 19, 2005) – Northwest Airlines Corporation (NASDAQ: NWAC), the parent of Northwest Airlines, today said it realized a net loss of $420 million or $4.84 per common share for its fourth quarter, including unusual items.  This compares to the fourth quarter of 2003 when Northwest reported net income of $363 million or $3.60 per diluted share, including unusual items.

Excluding unusual items, Northwest reported a fourth quarter 2004 net loss of $359 million or $4.14 per common share versus the fourth quarter of 2003 when the airline reported a net loss of $129 million or $1.49 per common share.

Northwest reported a full-year net loss of $878 million or $10.16 per common share, including unusual items.  This compares to net income of $236 million or $2.62 per diluted share, including unusual items, reported for 2003.  Excluding unusual items, Northwest reported a full-year net loss of $713 million or $8.25 per common share.  In 2003, Northwest reported a full-year net loss of $565 million or $6.57 per common share, excluding unusual items.

Unusual items in this year’s fourth quarter included a $115 million gain from the sale of Northwest’s remaining shares of Orbitz, $99 million in aircraft impairments associated with the earlier retirement of certain aircraft and a $77 million increase in frequent flyer liability, principally associated with revised estimates relating to the future pattern of mileage redemptions.

In the fourth quarter of 2003, Northwest realized $492 million of unusual items resulting from the completion of an initial public offering of Pinnacle Airlines Corp., the sale of Northwest’s holdings in Hotwire, the partial sale of its stock holdings in Orbitz, the completion of a debt exchange and a transaction pertaining to Northwest debt secured by foreign real property.

Commenting on the quarter, Doug Steenland, president and chief executive officer, said, “This was a difficult quarter for Northwest Airlines.  Stubbornly high fuel costs, revenue pressures from competitors’ pricing actions and labor cost savings realized by some of our major competitors make it imperative that Northwest achieve labor restructuring quickly in order to return to profitability.”

“In the fourth quarter, we made noteworthy progress with our labor cost restructuring by completing pilot and salaried worker wage and benefit reductions.  In addition, we maintained our revenue premium and sustained a strong liquidity position, enhanced during the quarter by the refinancing of our bank credit facility.”

Steenland continued, “Once we achieve labor cost restructuring, we believe Northwest has a strong business strategy for success: operating excellence, first-class facilities, a truly global network, and employees who strive to put our customers first.”

He added, “We now are in contract mediation with ground workers represented by the International Association of Machinists and Aerospace Workers (IAM) and with the Aircraft Mechanics Fraternal Association (AMFA).  In addition, we are continuing contract negotiations with representatives of our other unions.”

Financial Results

Operating revenues in the fourth quarter increased by 6.4% versus the fourth quarter of 2003 to $2.75 billion.  This included an increase in passenger revenue of $80 million and an increase in cargo revenue of $35 million.  Passenger revenue per available seat mile decreased by 3.0% on 7.4% additional available seat miles (ASMs).  The unit revenue decrease was due in part to a year-over-year decline in unused non-refundable tickets resulting from a change in re-ticketing rules in 2003.

Operating expenses in the quarter increased 15.4% versus a year ago to $3.0 billion, excluding unusual items.  Unit costs excluding fuel and unusual items decreased by 6.1% on 7.4% more ASMs.  During the quarter, fuel averaged 139 cents per gallon, up 68.9% versus the fourth quarter of last year.

Had the fuel prices of fourth quarter 2003 been in place during the fourth quarter of 2004, Northwest’s fuel costs would have been $252 million lower.  Similarly, had the fuel prices of full-year 2003 been in place during 2004, Northwest’s full-year fuel costs would have been $662 million lower.

Northwest’s quarter-ending cash balance was $2.61 billion of which $2.46 billion was unrestricted.  This compares to $2.68 billion at the end of the third quarter of which $2.54 billion was unrestricted.

“During the quarter, we strengthened our liquidity position by restructuring a $975 million bank credit facility to be repaid over six years.  Our efforts to maintain one of the industry’s strongest cash balances remains a key element of Northwest’s long-term business strategy,” said Bernie Han, executive vice president and chief financial officer.

Other

In late October, Northwest became the first U.S. airline to serve Guangzhou, China, the 15th city in its Asia/Pacific network that includes more destinations than any other U.S. airline.

Also during the period, Northwest expanded its Airbus A330 Pacific service by introducing the long-range aircraft, featuring the airline’s new World Business Class seat, on flights between its Tokyo hub and Bangkok, Thailand, Beijing, San Francisco, Seattle and Singapore.

In addition, Northwest more than doubled its presence in Indianapolis during the quarter with the addition of 22 nonstops to 12 cities, offering more jet flights to popular business and leisure destinations than any other carrier.  The airline has announced 13 more flights, including new nonstop service to six cities that will begin during the next few months.

An issue that continues to affect Northwest and the industry is the heavy burden of taxation.  “As we have commented previously, our ability to generate sufficient revenues to return to profitability is affected by the taxes and fees that we must impose on our customers’ tickets.  During the fourth quarter, Northwest Airlines paid $278 million in transportation taxes and fees.  We will be working with the new Congress and the Bush Administration to find ways to minimize the impact of ticket taxes on our industry,” Steenland said.

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Northwest Airlines will webcast its fourth quarter results conference call at 11:30 a.m. Eastern Standard Time (10:30 a.m. Central) today.  Investors are invited to listen to the call through the company’s investor relations Web site at http://ir.nwa.com.

Northwest Airlines

Northwest Airlines is the world’s fourth largest airline with hubs at Detroit, Minneapolis/St. Paul, Memphis, Tokyo, and Amsterdam, and approximately 1,500 daily departures.  Northwest and its travel partners serve more than 900 cities in more than 160 countries on six continents.

Statements in this news release that are not purely historical facts, including statements regarding our beliefs, expectations, intentions or strategies for the future, may be “forward-looking statements” under the Private Securities Litigation Reform Act of 1995.  All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the plans, intentions and expectations reflected in or suggested by the forward-looking statements.  Such risks and uncertainties include, among others, the future level of air travel demand, the company’s future load factors and yields, the airline pricing environment, increased costs for security, the cost and availability of aviation insurance coverage and war risk coverage, the general economic condition of the U.S. and other regions of the world, the price and availability of jet fuel, the aftermath of the war in Iraq, the possibility of additional terrorist attacks or the fear of such attacks, concerns about Severe Acute Respiratory Syndrome (SARS) and other influenza or contagious illnesses, labor negotiations both at other carriers and the company, low fare carrier expansion, capacity decisions of other carriers, actions of the U.S. and foreign governments, foreign currency exchange rate fluctuation and inflation. Additional information with respect to the factors and events that could cause differences between forward-looking statements and future actual results is contained in the company’s Securities and Exchange Commission filings, including the company’s Annual Report on Form 10-K for the year ended December 31, 2003.  We undertake no obligation to update any forward-looking statements to reflect events or circumstances that may arise after the date of this release.

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NOTE TO EDITORS: A table of Selected Financial and Statistical Data is attached to this release.  For more information pertaining to Northwest, media inquiries can be directed to Northwest Media Relations at (612) 726-2331.  Investor inquiries can be directed to Northwest Airlines Investor Relations at (800) 953-3332.

NORTHWEST AIRLINES CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, in millions except per share amounts)

	Three Months Ended December 31		Percent Change		Twelve Months Ended December 31		Percent Change
	2004	2003			2004	2003
OPERATING REVENUES
Passenger	$1,992	$1,912	4.2		$8,432	$7,632	10.5
Regional carrier revenues	288	238	21.0		1,083	860	25.9
Cargo	243	208	16.8		830	752	10.4
Other	230	230	0.0		934	833	12.1
Total operating revenues	2,753	2,588	6.4		11,279	10,077	11.9

OPERATING EXPENSES
Salaries, wages and benefits	943	961	(1.9)		3,796	3,827	(0.8)
Aircraft fuel and taxes	649	382	69.9		2,203	1,554	41.8
Selling and marketing	182	176	3.4		770	709	8.6
Depreciation and amortization	128	138	(7.2)		528	565	(6.5)
Aircraft maintenance materials and repairs	122	132	(7.6)		463	474	(2.3)
Aircraft rentals	108	126	(14.3)		446	481	(7.3)
Landing fees	72	77	(6.5)		299	291	2.7
Other rentals	75	70	7.1		297	278	6.8
Regional carrier expenses	344	181	90.1		1,210	567	n/m
Other	378	357	5.9		1,492	1,497	(0.3)
Aircraft write-downs and other unusual items (a)	176	—	n/m		280	99	n/m
Total operating expenses	3,177	2,600	22.2		11,784	10,342	13.9

OPERATING INCOME (LOSS)	(424)	(12)	n/m		(505)	(265)	(90.6)
Operating margin	(15.4)%	(0.5)%	(14.9	)pts.	(4.5)%	(2.6)%	(1.9	)pts.

OTHER INCOME (EXPENSE)
U.S. Government appropriations (b)	—	—	n/m		—	209	(100.0)
Interest expense, net	(145)	(124)	(16.9)		(535)	(465)	(15.1)
Interest of mandatorily redeemable security holder	—	(6)	100.0		—	(25)	100.0
Investment income	25	14	78.6		65	43	51.2
Foreign currency gain (loss)	10	3	n/m		2	7	(71.4)
Gain on sale of assets and other unusual items (c)	115	492	(76.6)		115	691	(83.4)
Other	8	3	n/m		11	23	(52.2)
Total other income (expense)	13	382	(96.6)		(342)	483	n/m

INCOME (LOSS) BEFORE INCOME TAXES	(411)	370	n/m		(847)	218	n/m

Income tax expense (benefit) (d)	1	—			1	(30)

NET INCOME (LOSS)	(412)	370			(848)	248

Preferred stock requirements	(8)	(7)			(30)	(12)
NET INCOME (LOSS) APPLICABLE TO COMMON SHAREHOLDERS	$(420)	$363			$(878)	$236

Earnings (Loss) per common share:
Basic	$(4.84)	$4.23			$(10.16)	$2.75
Diluted	$(4.84)	$3.60			$(10.16)	$2.62

Average shares used in computation:
Basic	87	86			86	86
Diluted (e)	87	103			86	94

See the accompanying notes on the following page.

NOTES:

(a)	Aircraft write-downs and other unusual items include the following:

During the quarter ended December 31, 2004, the Company recorded aircraft and aircraft related write-downs of $99 million on certain Boeing DC10-30 and DC9 aircraft and a $77 million charge related to a Frequent Flyer liability adjustment.

During the quarter ended June 30, 2004, the Company recorded aircraft and aircraft related write-downs of $104 million on certain Boeing 747-200 aircraft.
During the quarter ended June 30, 2003, the Company recorded aircraft and aircraft related write-downs of $21 million, primarily for Boeing 727-200 aircraft.

During the quarter ended March 31, 2003, the Company recorded charges related to severance and the acceleration of pension expense resulting from a reduction in work force of $20 million and $58 million, respectively.

(b)

During the quarter ended June 30, 2003, the Company recognized $209 million representing funds received under the Emergency Wartime Supplemental Appropriations Act as reimbursement for security fees paid to the Transportation Security Administration.

(c)	Gain on sale of assets and other unusual items includes the following:
During the quarter ended December 31, 2004, the Company recognized a $115 million gain from the sale of its remaining shares in Orbitz.

During the quarter ended December 31, 2003, the Company recognized a $299 million gain from the sale of its investment in Pinnacle Airlines Corp.; a $148 million net gain related to the acquisition of the holder of its Mandatorily Redeemable Preferred Security; a $39 million gain from the sale of its investment in Hotwire; an $11 million gain from the sale of a portion of its investment in Orbitz; and a $5 million loss from the extinguishment of debt related to its debt exchange offer.

During the quarter ended June 30, 2003, the Company recognized a $199 million gain from the sale of its investment in WORLDSPAN, L.P.
(d)

During the quarter ended March 31, 2003, the Company recognized its remaining $30 million net deferred tax liability. Given recent loss experience, current accounting rules do not allow the Company’s balance sheet to reflect a net deferred tax asset. Therefore, a valuation allowance is provided against tax benefits in excess of its previously remaining deferred tax liability.

(e)

Under the provisions of Emerging Issues Task Force Issue 04-8, “The Effect of Contingently Convertible Debt on Diluted Earnings per Share,” diluted shares for the three and twelve months ended December 31, 2003 include shares issuable upon conversion of the Company’s 6.625% and 7.625% Senior Convertible Notes issued in 2003.

NORTHWEST AIRLINES CORPORATION

OPERATING STATISTICS (1)

	Three Months Ended December 31				Percent Change		Twelve Months Ended December 31				Percent Change
	2004		2003				2004		2003
Scheduled Service:
Available seat miles (ASM) (millions)	22,969		21,384		7.4		91,378		88,593		3.1
Revenue passenger miles (RPM) (millions)	18,087		16,611		8.9		73,312		68,476		7.1
Passenger load factor	78.7%		77.7%		1.0	pts.	80.2%		77.3%		2.9	pts.
Revenue passengers (thousands)	13,775		12,821		7.4		55,374		51,865		6.8
Passenger revenue per RPM (yield)	11.01	¢	11.51	¢	(4.3)		11.50	¢	11.15	¢	3.1
Passenger revenue per ASM (RASM)	8.67	¢	8.94	¢	(3.0)		9.23	¢	8.61	¢	7.2

Total operating ASM (millions)	23,007		21,426		7.4		91,531		89,158		2.7
Passenger service operating expense per total ASM (2) (3) (4)	11.36	¢	10.17	¢	11.7		10.62	¢	9.87	¢	7.6
Aircraft impairment, curtailment charge, severance expense and other items per total ASM (4)	0.76		0.00	¢	n/m		0.31	¢	0.11	¢	n/m
Mainline fuel expense per total ASM	2.49	¢	1.53	¢	62.7		2.14	¢	1.53	¢	39.9

Cargo ton miles (CTM) (millions)	642		588		9.2		2,338		2,184		7.1
Cargo revenue per ton mile	37.82	¢	35.37	¢	6.9		35.48	¢	34.42	¢	3.1

Fuel gallons consumed (millions)	444		421		5.5		1,766		1,752		0.8
Average fuel cost per gallon, excluding fuel taxes	138.98	¢	82.27	¢	68.9		118.17	¢	80.68	¢	46.5
Number of operating aircraft at end of period							435		430		1.2
Full-time equivalent employees at end of period							39,342		39,100		0.6

(1)   All statistics exclude Northwest Airlink regional carriers, which is consistent with how the Company reports statistics to the Department of Transportation (“DOT”) and is comparable to statistics reported by other major network airlines.

(2)   This financial measure excludes non-passenger service expenses.  The Company believes that providing financial measures directly related to passenger service operations allows investors to evaluate and compare the Company’s core operating results to those of the industry.

(3)   Passenger service operating expense excludes the following items unrelated to passenger service operations:

	Three Months Ended December 31		Twelve Months Ended December 31
(in millions)	2004	2003	2004	2003
Freighter operations	167	142	608	497
MLT Inc. - net of intercompany eliminations	39	39	192	197
Regional carriers - net of intercompany eliminations	344	181	1,210	567
Pinnacle Airlines, Inc. - net of intercompany eliminations (a)	—	47	—	255
Other	13	12	56	26

(a)   Pinnacle Airlines results were consolidated with the Company’s financial statements prior to the initial public offering of Pinnacle Airlines Corp. on November 24, 2003.

(4)   Passenger service operating expense per ASM includes the following items:

	Three Months Ended December 31		Twelve Months Ended December 31
(in millions)	2004	2003	2004	2003
Curtailment expenses	—	—	—	58
Severance expenses	—	—	—	20
Aircraft impairments	99	—	203	21
Frequent Flyer adjustment	77	—	77	—

SELECTED BALANCE SHEET DATA

(in millions)	December 31, 2004	December 31, 2003
Cash, cash equivalents and unrestricted short-term investments	$2,459	$2,757
Restricted short-term investments	152	126
Total cash, cash equivalents and short-term investments	2,611	2,883

Total assets	14,216	14,154

Long-term debt, including current maturities	8,411	7,866
Long-term obligations under capital leases, including current obligations	361	419

Common stockholders’ deficit	(3,087)	(2,011)

UNUSUAL ITEMS

	Three Months Ended December 31, 2004			Twelve Months Ended December 31, 2004
	Income (Loss)	Earnings (Loss) per Share		Income (Loss)	Earnings (Loss) per Share
		Basic	Diluted		Basic	Diluted

Unusual Items:
Aircraft impairments	(99)	(1.14)	(1.14)	(203)	(2.35)	(2.35)
Frequent Flyer adjustment	(77)	(0.89)	(0.89)	(77)	(0.89)	(0.89)
Gain on Sale of Orbitz	115	1.33	1.33	115	1.33	1.33

	Three Months Ended December 31, 2003			Twelve Months Ended December 31, 2003
	Income (Loss)	Earnings (Loss) per Share		Income (Loss)	Earnings (Loss) per Share
		Basic	Diluted		Basic	Diluted

Unusual Items:
Emergency wartime appropriations	—	—	—	209	2.43	2.23
Gain on sale of WORLDSPAN	—	—	—	199	2.31	2.12
Aircraft impairment	—	—	—	(21)	(0.24)	(0.22)
Curtailment charge	—	—	—	(58)	(0.67)	(0.62)
Severance expenses	—	—	—	(20)	(0.24)	(0.22)
Gain on Sale of Hotwire	39	0.46	0.38	39	0.46	0.42
Gain on Sale of Orbitz	11	0.13	0.11	11	0.13	0.12
Gain on Sale of Pinnacle	299	3.47	2.91	299	3.48	3.19
Net gain related to acquisition of Redeemable Securities holder	148	1.72	1.44	148	1.72	1.58
Loss on Extinguishment of Debt	(5)	(0.06)	(0.05)	(5)	(0.06)	(0.06)
Impact of transitioning to diluted loss per share		—	0.30		—	0.65